EXHIBIT 99.1

REPUBLIC SERVICES, INC.
REPORTS THIRD QUARTER RESULTS

•	Company reports earnings of $0.47 per share; $0.55 as adjusted

•	Company reports internal growth of 5.8 percent, including positive volume performance of 2.2 percent

•	Adjusted EBITDA margin improves sequentially to 29.5 percent

•	Board adds $650 million to share repurchase authorization

PHOENIX (Oct. 31, 2013) - Republic Services, Inc. (NYSE: RSG) today reported net income of $171.4 million, or $0.47 per diluted share, for the three months ended Sept. 30, 2013, versus $152.7 million, or $0.42 per diluted share, for the comparable 2012 period. On an adjusted basis, net income for the three months ended Sept. 30, 2013 and 2012, would have been $198.2 million or $0.55 per diluted share, and $193.1 million, or $0.53 per diluted share, respectively.

Republic’s net income for the three months ended Sept. 30, 2013 and 2012, includes a number of charges and other expenses that impacted its results including, among other items, negotiation and withdrawal costs related to the Central States Pension Fund. During the quarter, we completed our withdrawal from the Fund. A detail of charges and other expenses that are excluded from adjusted net income is contained in the Reconciliation of Certain Non-GAAP Measures section of this document.

“We were pleased with our performance in the third quarter which reflects our team's continued focus on profitably growing the business, and resulted in an increase in revenue of 5.8 percent and a sequential improvement in EBITDA margin,” said Donald W. Slager, president and CEO. “Additionally, our results were supported by an improvement in solid waste trends including higher levels of landfill special waste. We remain committed to increasing free cash flow, improving return on invested capital and returning cash to shareholders.”

Excluding certain charges and other expenses recorded during 2013 and 2012, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted earnings before interest, taxes, depreciation, depletion, amortization and accretion (adjusted EBITDA) for the three months ended Sept. 30, 2013, would have been $638.2 million or 29.5 percent of revenue, compared to $609.6 million or 29.8 percent, for the comparable 2012 period.

Revenue for the three months ended Sept. 30, 2013, increased to $2,165.4 million compared to $2,046.9 million for the same period in 2012. This increase in revenue of 5.8 percent was made up of increases in average yield of 1.3 percent, fuel recovery fees of 0.5 percent, volume of 2.2 percent, an additional workday of 0.5 percent, recycling commodities of 0.7 percent and acquisitions of 0.6 percent.

Nine months ended Sept. 30, 2013

For the nine months ended Sept. 30, 2013, net income was $352.3 million or $0.97 per diluted share, versus $444.8 million, or $1.20 per diluted share, for the comparable 2012 period. On an adjusted basis, net income for the nine months ended Sept. 30, 2013 and 2012, would have been $522.2 million or $1.44 per diluted share, and $552.4 million or $1.50 per diluted share, respectively.

Republic’s net income for the nine months ended Sept. 30, 2013 and 2012, includes a number of charges, other expenses and benefits that impacted its results. A detail of charges and other expenses that are excluded from adjusted net income is contained in the Reconciliation of Certain Non-GAAP Measures section of this document.

Excluding certain charges and other expenses recorded during 2013 and 2012, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted EBITDA for the nine months ended Sept. 30, 2013, would have been $1,789.4 million or 28.5 percent of revenue, compared to $1,791.1 million or 29.4 percent, for the comparable 2012 period.

Revenue for the nine months ended Sept. 30, 2013, increased to $6,275.7 million compared to $6,089.9 million for the same period in 2012. This increase in revenue of 3.1 percent was made up of increases in average yield of 1.3 percent, fuel recovery fees of 0.3 percent, volume of 0.9 percent, recycling commodities of 0.1 percent and acquisitions, net of divestitures of 0.5 percent.

Stock Repurchases

Republic's Board of Directors added $650 million to the existing share repurchase authorization. Approximately $110.6 million remained under the prior authorization. The total authorization is now $760.6 million through Dec. 31, 2015.

Republic Declares Quarterly Dividend

Republic's Board of Directors declared a regular quarterly dividend of $0.26 per share for stockholders of record on Jan. 2, 2014. The dividend will be paid on Jan. 15, 2014.

About Republic Services

Republic is an industry leader in the U.S. non-hazardous solid waste and recycling industry. Through its subsidiaries, Republic’s collection companies, transfer stations, recycling centers and landfills focus on providing reliable environmental services and solutions for commercial, industrial, municipal and residential customers. Republic and its employees believe in protecting the planet and applying common sense solutions to customers’ waste and recycling challenges.

Republic participates in investor presentations and conferences throughout the year. Interested parties can find a schedule of these conferences at republicservices.com by selecting “Calendar” on the investor relations page. Audio and other presentations from earnings calls and investor conferences are also available on the investor relations page of the website.

For more information, contact:

Media Inquiries	Investor Inquiries

Darcie Brossart (480) 627-2700	Brian DelGhiaccio (480) 627-2741

media@republicservices.com	irelations@republicservices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97.3	$67.6
Accounts receivable, less allowance for doubtful accounts of $38.2 and $45.3, respectively	906.8	836.6
Prepaid expenses and other current assets	189.8	209.3
Deferred tax assets	96.5	117.8
Total current assets	1,290.4	1,231.3
Restricted cash and marketable securities	175.5	164.2
Property and equipment, net	7,046.9	6,910.3
Goodwill	10,712.6	10,690.0
Other intangible assets, net	327.2	358.7
Other assets	273.4	262.4
Total assets	$19,826.0	$19,616.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$505.5	$474.5
Notes payable and current maturities of long-term debt	15.5	19.4
Deferred revenue	308.8	313.2
Accrued landfill and environmental costs, current portion	214.9	195.5
Accrued interest	70.1	68.8
Other accrued liabilities	654.4	623.6
Total current liabilities	1,769.2	1,695.0
Long-term debt, net of current maturities	7,023.6	7,051.1
Accrued landfill and environmental costs, net of current portion	1,462.4	1,420.6
Deferred income taxes and other long-term tax liabilities	1,156.3	1,232.7
Self-insurance reserves, net of current portion	307.6	290.9
Other long-term liabilities	367.5	220.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 410.6 and 405.2 issued including shares held in treasury, respectively	4.1	4.1
Additional paid-in capital	6,744.6	6,588.9
Retained earnings	2,490.2	2,403.2
Treasury stock, at cost (50.6 and 44.1 shares, respectively)	(1,501.2)	(1,287.1)
Accumulated other comprehensive loss, net of tax	(0.8)	(5.8)
Total Republic Services, Inc. stockholders' equity	7,736.9	7,703.3
Noncontrolling interests	2.5	2.4
Total stockholders' equity	7,739.4	7,705.7
Total liabilities and stockholders' equity	$19,826.0	$19,616.9

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$2,165.4	$2,046.9	$6,275.7	$6,089.9
Expenses:
Cost of operations	1,317.6	1,280.5	3,950.7	3,722.2
Depreciation, amortization and depletion	224.4	203.5	651.0	632.1
Accretion	19.2	19.7	57.6	59.1
Selling, general and administrative	209.6	193.8	644.3	613.5
Negotiation and withdrawal costs - Central States Pension and Other Funds	41.6	31.3	157.7	34.6
Loss (gain) on disposition of assets and impairments, net	—	0.2	(1.9)	(3.4)
Restructuring charges	0.7	—	8.6	—
Operating income	352.3	317.9	807.7	1,031.8
Interest expense	(90.0)	(93.2)	(269.8)	(296.3)
Loss on extinguishment of debt	—	(2.3)	(2.1)	(112.6)
Interest income	0.1	0.3	0.5	0.8
Other income, net	1.0	0.4	1.5	1.1
Income before income taxes	263.4	223.1	537.8	624.8
Provision for income taxes	92.3	70.3	185.4	179.7
Net income	171.1	152.8	352.4	445.1
Net loss (income) attributable to noncontrolling interests	0.3	(0.1)	(0.1)	(0.3)
Net income attributable to Republic Services, Inc.	$171.4	$152.7	$352.3	$444.8
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.47	$0.42	$0.97	$1.21
Weighted average common shares outstanding	361.7	365.4	362.4	368.1
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.47	$0.42	$0.97	$1.20
Weighted average common and common equivalent shares outstanding	363.0	366.4	363.8	369.3
Cash dividends declared per common share	$0.260	$0.235	$0.730	$0.675

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2013	2012
Cash provided by operating activities:
Net income	$352.4	$445.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	708.6	691.2
Non-cash interest expense	35.6	46.2
Restructuring related charges	8.6	—
Stock-based compensation	15.8	17.2
Deferred tax benefit	(53.9)	(36.0)
Provision for doubtful accounts, net of adjustments	8.1	20.8
Loss on extinguishment of debt	2.1	112.6
Gain on disposition of assets, net and asset impairments	(7.4)	(13.3)
Withdrawal liability - Central States Pension and Other Funds	140.7	30.7
Remediation adjustments	101.8	26.0
Excess income tax benefit from stock option exercises and other non-cash items	(5.7)	(1.6)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(70.8)	(47.3)
Prepaid expenses and other assets	(26.1)	(22.1)
Accounts payable	18.4	(37.2)
Restructuring and synergy related expenditures	(14.8)	(68.1)
Capping, closure and post-closure expenditures	(59.0)	(54.0)
Remediation expenditures	(84.3)	(47.4)
Other liabilities	67.1	(6.1)
Cash provided by operating activities	1,137.2	1,056.7

Cash used in investing activities:
Purchases of property and equipment	(688.7)	(707.4)
Proceeds from sales of property and equipment	12.0	24.5
Cash used in business acquisitions and development projects, net of cash acquired	(49.0)	(73.1)
Cash proceeds from divestitures, net of cash divested	2.7	9.6
Change in restricted cash and marketable securities	(11.3)	54.5
Other	(2.3)	(0.3)
Cash used in investing activities	(736.6)	(692.2)

Cash used in financing activities:
Proceeds from notes payable and long-term debt	1,098.2	2,038.2
Proceeds from issuance of senior notes, net of discount	—	847.6
Payments of notes payable and long-term debt	(1,140.6)	(2,799.3)
Premiums paid on extinguishment of debt	—	(25.8)
Fees paid to issue and retire notes and certain hedging relationships	(1.6)	(16.9)
Issuances of common stock	138.8	49.3
Excess income tax benefit from stock option exercises	3.3	1.6
Purchases of common stock for treasury	(214.1)	(208.1)
Cash dividends paid	(254.9)	(243.4)
Cash used in financing activities	(370.9)	(356.8)

Increase in cash and cash equivalents	29.7	7.7
Cash and cash equivalents at beginning of period	67.6	66.3
Cash and cash equivalents at end of period	$97.3	$74.0

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2012. All amounts below are in millions and as a percentage of our revenue, except per share data.

REVENUE

The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Collection:
Residential	$548.5	25.3%	$542.0	26.5%	$1,632.3	26.0%	$1,614.0	26.5%
Commercial	659.4	30.5	632.4	30.9	1,953.3	31.1	1,884.4	30.9
Industrial	433.0	20.0	395.9	19.3	1,223.0	19.5	1,154.7	19.0
Other	8.9	0.4	8.4	0.4	26.0	0.4	24.9	0.4
Total collection	1,649.8	76.2	1,578.7	77.1	4,834.6	77.0	4,678.0	76.8

Transfer	268.1		247.7		767.3		721.4
Less: Intercompany	(159.7)		(146.4)		(461.4)		(427.5)
Transfer, net	108.4	5.0	101.3	5.0	305.9	4.9	293.9	4.8

Landfill	512.4		477.7		1,437.6		1,408.7
Less: Intercompany	(236.2)		(218.2)		(677.9)		(650.0)
Landfill, net	276.2	12.8	259.5	12.7	759.7	12.1	758.7	12.5

Sale of recyclable materials	93.3	4.3	78.4	3.8	271.6	4.3	266.5	4.4
Other non-core	37.7	1.7	29.0	1.4	103.9	1.7	92.8	1.5
Other	131.0	6.0	107.4	5.2	375.5	6.0	359.3	5.9

Total revenue	$2,165.4	100.0%	$2,046.9	100.0%	$6,275.7	100.0%	$6,089.9	100.0%

In 2013, we conformed the terms we use to describe components of price in an effort to better align with industry participants.  We have not changed our calculation methodology, but we believe use of these terms allow for consistent comparison across the industry. Average yield, which we formerly referred to as "core price," is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. We now use "core price" to mean price increases to customers and fees, excluding fuel recovery, net of price decreases to retain customers.

The following table reflects changes in our revenue for the three and nine months ended September 30, 2013, versus the comparable 2012 periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Average yield	1.3%	1.0%	1.3%	0.7%
Fuel recovery fees	0.5	(0.4)	0.3	—
Total price	1.8	0.6	1.6	0.7
Workday impact	0.5	(0.5)	—	—
Volume	2.2	(1.6)	0.9	(1.1)
Total volume	2.7	(2.1)	0.9	(1.1)
Recycling commodities	0.7	(2.0)	0.1	(1.3)
Total internal growth	5.2	(3.5)	2.6	(1.7)
Acquisitions / divestitures, net	0.6	0.2	0.5	0.4
Total	5.8%	(3.3)%	3.1%	(1.3)%

Core price	3.4%	2.7%	3.2%	2.7%

COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Labor and related benefits	$421.9	19.5%	$393.0	19.2%	$1,233.3	19.7%	$1,172.4	19.3%
Transfer and disposal costs	166.9	7.7	159.3	7.8	477.0	7.6	460.3	7.6
Maintenance and repairs	189.8	8.8	175.1	8.6	549.5	8.7	511.7	8.4
Transportation and subcontract costs	124.5	5.7	108.4	5.3	345.9	5.5	324.5	5.3
Fuel	132.1	6.1	132.3	6.5	388.7	6.2	395.5	6.5
Franchise fees and taxes	107.6	5.0	102.6	5.0	308.2	4.9	302.2	4.9
Landfill operating costs	22.6	1.0	33.5	1.6	100.1	1.6	92.5	1.5
Risk management	42.3	2.0	44.3	2.2	129.3	2.1	132.0	2.2
Cost of goods sold	33.0	1.5	25.3	1.2	91.3	1.4	89.9	1.5
Other	76.9	3.6	69.6	3.4	218.7	3.5	204.1	3.3
Subtotal cost of operations	1,317.6	60.9	1,243.4	60.8	3,842.0	61.2	3,685.1	60.5
Bridgeton remediation	—	—	37.1	1.8	108.7	1.7	37.1	0.6
Total cost of operations	$1,317.6	60.9%	$1,280.5	62.6%	$3,950.7	62.9%	$3,722.2	61.1%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Salaries	$131.2	6.1%	$120.5	5.9%	$408.2	6.5%	$408.3	6.7%
Provision for doubtful accounts	0.6	—	8.0	0.4	8.1	0.1	20.8	0.3
Other	77.8	3.6	65.3	3.2	228.0	3.7	184.4	3.1
Total selling, general and administrative expenses	$209.6	9.7%	$193.8	9.5%	$644.3	10.3%	$613.5	10.1%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
Earnings Before Interest, Taxes, Depreciation, Depletion, Amortization and Accretion
The following table calculates earnings before interest, taxes, depreciation, depletion, amortization and accretion (EBITDA), which is not a measure determined in accordance with U.S. generally accepted accounting principles (GAAP), for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income attributable to Republic Services, Inc.	$171.4	$152.7	$352.3	$444.8
Net income (loss) attributable to noncontrolling interests	(0.3)	0.1	0.1	0.3
Provision for income taxes	92.3	70.3	185.4	179.7
Other income, net	(1.0)	(0.4)	(1.5)	(1.1)
Interest income	(0.1)	(0.3)	(0.5)	(0.8)
Loss on extinguishment of debt	—	2.3	2.1	112.6
Interest expense	90.0	93.2	269.8	296.3
Depreciation, amortization and depletion	224.4	203.5	651.0	632.1
Accretion	19.2	19.7	57.6	59.1
EBITDA	$595.9	$541.1	$1,516.3	$1,723.0
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit rating and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.

Adjusted Earnings
We reported diluted earnings per share were $0.47 and $0.97 for the three and nine months ended September 30, 2013, versus $0.42 and $1.20 for the comparable 2012 periods. During the three and nine months ended September 30, 2013 and 2012, we recorded a number of charges, other expenses and net gain on disposition of assets that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (Net Income – Republic) and diluted earnings per share.  These items primarily consist of the following:

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$595.9	$263.4	$171.4	$0.47	$541.1	$223.1	$152.7	$0.42
Negotiation and withdrawal costs - Central States Pension and Other Funds	41.6	41.6	25.9	0.08	31.3	31.3	18.6	0.05
Restructuring charges	0.7	0.7	0.7	—	—	—	—	—
Loss on extinguishment of debt	—	—	0.1	—	—	2.3	1.3	—
Gain on disposition of assets and impairments, net	—	—	—	—	0.1	0.1	(1.9)	—
Bridgeton remediation	—	—	0.1	—	37.1	37.1	22.4	0.06
Adjusted	$638.2	$305.7	$198.2	$0.55	$609.6	$293.9	$193.1	$0.53

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$1,516.3	$537.8	$352.3	$0.97	$1,723.0	$624.8	$444.8	$1.20
Negotiation and withdrawal costs - Central States Pension and Other Funds	157.7	157.7	98.3	0.27	34.6	34.6	20.6	0.06
Restructuring charges	8.6	8.6	5.6	0.02	—	—	—	—
Loss on extinguishment of debt	—	2.1	1.3	—	—	112.6	68.7	0.19
Gain on disposition of assets and impairments, net	(1.9)	(1.9)	(0.9)	—	(3.6)	(3.6)	(4.1)	(0.01)
Bridgeton remediation	108.7	108.7	65.6	0.18	37.1	37.1	22.4	0.06
Adjusted	$1,789.4	$813.0	$522.2	$1.44	$1,791.1	$805.5	$552.4	$1.50

We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services, Inc., and adjusted diluted earnings per share, which are not measures determined in accordance with GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. In the case of the Bridgeton remediation charges, we are adjusting such amounts due to their significant effect on our operating results. However, in the ordinary course of our business, we often incur remediation adjustments that we do not adjust from our operating results. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

Adjusted Free Cash Flow

The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with GAAP, for the nine months ended September 30:

	2013	2012
Cash provided by operating activities	$1,137.2	$1,056.7
Property and equipment received	(701.3)	(673.7)
Proceeds from sales of property and equipment	12.0	24.5
Cash paid related to negotiation and withdrawal costs - Central States Pension and Other Funds, net of tax	10.7	2.3
Restructuring payments, net of tax	9.3	—
Merger-related payments, net of tax	1.1	41.0
BFI risk management and Allied exchange of partnership interest tax payments	—	34.2
Cash tax benefit for debt extinguishment	—	(7.1)
Divestiture related tax payments	—	1.8
Adjusted free cash flow	$469.0	$479.7
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Purchases of property and equipment as reflected on our consolidated statements of cash flows presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$226.9	$244.9	$688.7	$707.4
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(0.4)	(29.2)	12.6	(33.7)
Property and equipment received during the period	$226.5	$215.7	$701.3	$673.7

As of September 30, 2013, accounts receivable were $906.8 million, net of allowance for doubtful accounts of $38.2 million, resulting in days sales outstanding of 38, or 25 days net of deferred revenue. In addition, at September 30, 2013, our accounts receivable in excess of 90 days outstanding totaled $56.5 million, or 6.0% of gross receivables outstanding.
CASH DIVIDENDS
In July 2013, we paid a cash dividend of $85.1 million to stockholders of record as of July 1, 2013. As of September 30, 2013, we recorded a quarterly dividend payable of $93.6 million to stockholders of record at the close of business on October 1, 2013, which was paid on October 15, 2013.
STOCK REPURCHASE PROGRAM
We have had a share repurchase program since November 2010. From November 2010 to September 30, 2013, we repurchased 35.5 million shares of our stock for $1,039.2 million at a weighted average cost per share of $29.30. During the three months ended September 30, 2013, we repurchased 2.3 million shares of our stock for $78.5 million at a weighted average cost per share of $33.51.

As of September 30, 2013, we had 360.0 million shares of common stock issued and outstanding.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

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general economic and market conditions, including the current global economic and financial market crisis, inflation and changes in commodity pricing, fuel, labor, risk and health insurance and other variable costs that are generally not within our control, and our exposure to credit and counterparty risk;

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whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, the recoverability of long-lived assets, the depletion and amortization of landfill development costs, accruals for final capping, closure and post-closure costs, available airspace, valuation allowances for accounts receivable, self-insurance, liabilities for potential litigation, claims and assessments, and liabilities for environmental remediation, employee benefit and pension plans, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

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our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

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the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•	severe weather conditions, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

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compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

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potential increases in our expenses if we are required to provide additional funding to any multiemployer pension plan to which we contribute or if a withdrawal event or events occur with respect to any multiemployer pension plan to which we contribute;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; and

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acts of war, riots or terrorism, including the events taking place in the Middle East and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.